UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2017

MANTRA VENTURE GROUP LTD.

(Exact name of registrant as specified in its charter)

British Columbia	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#1562 128th Street

Surrey, British Columbia, Canada V4A 3T7

(Address of Principal Executive Offices)

(604) 560-1503

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of AW Solutions

On April 25, 2017, Mantra Venture Group Ltd. (the “Company”) entered into and closed on an Asset Purchase Agreement (the “Asset Purchase Agreement”) with InterCloud Systems, Inc. (“InterCloud”), a Delaware corporation. Pursuant to the terms the Asset Purchase Agreement, InterCloud agreed to sell, and the Company agreed to purchase (the “Asset Sale”), 80.1% of the assets associated with InterCloud’s “AW Solutions” business (the “Business”) including, but not limited to, fixed assets, real property, intellectual property, and accounts receivables (collectively, the “Assets”). The Business provides professional, multi-service line, telecommunications infrastructure and outsource services to the wireless and wireline industry.

The purchase price paid by the Company for the Assets includes the assumption of certain liabilities and contracts associated with the Business, the issuance to InterCloud of a convertible promissory note in the aggregate principal amount of $2,000,000 (the “Unsecured Note”), and a potential earn-out after six months in an amount equal to the lesser of (i) three times EBITDA (as defined in the Asset Purchase Agreement) of the Business for the six-month period immediately following the closing and (ii) $1,500,000. In addition, the Asset Purchase Agreement contains a working capital adjustment.

The interest on the outstanding principal due under the Unsecured Note accrues at a rate of 8% per annum. All principal and accrued interest under the Unsecured Note is due one year following the issue date of the Unsecured Note, and is convertible into shares of common stock, par value $0.00001 (the “Common Stock”), at a conversion price equal to 75% of the lowest volume-weighted average price during the 15 trading days immediately preceding the date of conversion. The Unsecured Note includes customary events of default, including non-payment of the principal or accrued interest due on the Unsecured Note. Upon an event of default, all obligations under the Unsecured Note will become immediately due and payable and the Company will be required to make certain payments to InterCloud.

Financing

On April 28, 2017, the Company entered into and closed on a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor (the “Lender”), pursuant to which the Company issued to the Lender a senior secured convertible promissory note in the aggregate principal amount of $440,000 (the “Secured Note”) for an aggregate purchase price of $400,000, and a warrant with a term of three years to purchase up to 27,500,000 shares of common stock of the Company at an exercise price of $0.0255 per share (the “Warrant”).

The interest on the outstanding principal due under the Secured Note accrues at a rate of 8% per annum. All principal and accrued interest under the Secured Note is due on April 27, 2018 and is convertible into shares of the Company’s Common Stock at a conversion price equal to 75% of the lowest volume-weighted average price during the 15 trading days immediately preceding the conversion, subject to adjustment upon the occurrence of certain events. The Secured Note includes customary events of default, including non-payment of the principal or accrued interest due on the Secured Note. Upon an event of default, all obligations under the Secured Note will become immediately due and payable and the Company will be required to make certain payments to the Lender.

The Note and Warrant contain customary anti-dilution provisions. The Lender was granted a right to participate in future financing transactions of the Company while the Secured Note remains outstanding.

 In connection with the Purchase Agreement, the Company entered into a security agreement, dated as of April 27, 2017, with the Lender (the “Security Agreement”) pursuant to which the Company granted a security interest in all of the assets of the Company to secure the Company’s obligations under the Secured Note.

The foregoing summaries of the terms of the Unsecured Note, the Secured Note, the Warrant, the Asset Purchase Agreement, the Securities Purchase Agreement and the Security Agreement are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, and 10.3, respectively, which are incorporated by reference herein.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to Unsecured Note, the Secured Note, the Warrant, the Asset Purchase Agreement, the Securities Purchase Agreement and the related agreements is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the Note and the Warrant is incorporated herein by reference. The issuance of the Note and the Warrant was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Asset Purchase Agreement, Patrick Dodd, Jonathan Boughen and Larry Kristof resigned as members of the Company’s board of directors (the “Board”) and Keith Hayter and Roger Ponder were appointed to the Company’s Board, effective as of the consummation of the Asset Sale. Each of the members of the Board will serve until the Company’s 2017 annual meeting of shareholders or until his earlier death, resignation or removal.

Pursuant to the Asset Purchase Agreement and in order to accommodate the appointment of the new directors, each of Patrick Dodd, Jonathan Boughen and Larry Kristof delivered a resignation letter pursuant to which he resigned from the Board upon consummation of the Asset Sale. These resignations were required under the Asset Purchase Agreement and were not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Other than the Asset Purchase Agreement, there are no arrangements or understandings between any of the new members of the Board and any other persons pursuant to which such individuals were selected as directors. In addition, there are no transactions between the Company and any of the new members of the Board or their respective immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Convertible Promissory Note, dated as of April 25, 2017
4.2	Form of 8% Original Issue Discount Senior Secured Convertible Promissory Note
4.3	Form of Common Share Purchase Warrant
10.1	Asset Purchase Agreement, dated as of April 25, 2017, by and among the Company and InterCloud Systems, Inc.
10.2	Securities Purchase Agreement, dated as of April 28, 2017, by and among the Company and the Lender
10.3	Form of General Security Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2017

MANTRA VENTURE GROUP LTD.

By:	/s/ Larry Kristof
Name:	Larry Kristof
Title:	Chief Executive Officer

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